UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

DiamondRock Hospitality Company
 (Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1150

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of DiamondRock Hospitality Company (the “Company”) redesigned the Company’s equity award program in 2010, based on a recommendation from Frederic W. Cook & Co., Incorporated, its independent compensation consultant, in order to grant equity awards to each named executive officer consisting of 75% time-based restricted stock and 25% market stock units, or MSUs. The restricted stock awards vest ratably over three years.

MSUs are restricted stock units that vest three years from the date of grant, subject to the achievement of certain levels of total stockholder return over the vesting period (the “Performance Period”). The 2010 MSUs will vest on February 27, 2013. The Company will not pay dividends on the shares of common stock underlying the MSUs; instead, the dividends are effectively “re-invested” as each of the executive officers is credited with an additional number of MSUs that have a fair market value (based on the closing stock price on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

Each executive officer was granted a target number of MSUs (the “Target Award”). The actual number of MSUs that will be earned, if any, and converted to common stock at the end of the Performance Period is equal to the Target Award plus an additional number of shares of common stock to reflect dividends that would have been paid during the Performance Period on those shares multiplied by the percentage of total stockholder return over the Performance Period based on (x) the 30-trading day average closing price of our common stock calculated on the vesting date plus dividends paid and (y) the 30-trading day average closing price of our common stock on the date of grant. There will be no payout of shares of our common stock if the total stockholder return percentage on the vesting date is less than negative 50%. The maximum payout to an executive officer under an MSU award is equal to 150% of the Target Award.

Generally, the MSUs will be subject to accelerated or continued vesting to the extent that time-based equity awards would become fully vested or continue to vest pursuant to the severance agreement in effect between the Company and each executive officer. Upon a change-in-control, the MSUs will vest and the Performance Period shall end on the day immediately preceding the change-in-control and the attainment of the performance goals will be calculated by reference to the 30-trading day average closing price of our common stock on the date immediately preceding the change-in-control.

On March 3, 2010, the executive officers named below received restricted stock and MSUs as follows:

	Restricted Stock		MSU (3)
		Grant Date			Grant Date
	Shares of	Fair Value			Fair Value of	Maximum
	Restricted	of Award	Minimum	Target	Target Award	Award
	Stock (#)(1)	($)(2)	Award (#)(4)	Award (#)	($)(5)	(#)(6)
Mark W. Brugger	133,769	1,124,997	0	37,994	375,001	56,991
John L. Williams	75,803	637,503	0	21,530	212,501	32,295
Sean M. Mahoney	44,590	375,002	0	12,665	125,004	18,998
William J. Tennis	44,590	375,002	0	12,665	125,004	18,998

(1) One third of the restricted stock will vest annually beginning on February 27, 2011.

(2) Represents the grant date fair value of the restricted stock based on the closing price of the common stock of the Company on March 3, 2010.

(3) Each MSU represents a contingent right to receive one share of common stock of the Company, subject to the achievement of stockholder returns as described above. The number of MSUs set forth in this column represents the Target Award. However, the actual number of MSUs to be received, if any, is subject to the achievement of those returns and will vest on February 27, 2013.

(4) Represents the minimum payout to the executive officer under an award, which is earned if the total stockholder return is less than negative 50%. The minimum payout results in an award of no shares to the executive officer.

(5) Represents the grant date fair value of the Target Award based on a valuation study conducted by a third party compensation consultant.

(6) Represents the maximum payout to the executive officer under an award, which is earned if one total stockholder return exceeds 50%. The maximum payout is equal to 150% of the Target Award.

The foregoing description of the MSUs are qualified in its entirety by the full terms and conditions of the form of Market Stock Unit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 9, 2010

By: /s/ William J.Tennis
       William J. Tennis
       Executive Vice President and
       General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Market Stock Unit Agreement